Exhibit 4.2

EXECUTION VERSION

[Triumph]

SECOND AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT (this “Amendment”), dated as of December 22, 2023, is among TRIUMPH GROUP, INC., a Delaware corporation, individually (“Triumph”) and as servicer (in such capacity, the “Servicer”), TRIUMPH RECEIVABLES, LLC, a Delaware limited liability company (the “Company”), each of the entities listed on the signature pages hereto as an Originator (each an “Originator”; and collectively, the “Originators”) and each of TRIUMPH THERMAL SYSTEMS—MARYLAND INC., and TRIUMPH COMPOSITE SYSTEMS INC. (each a “Released Originator”; and collectively, the “Released Originators”).

RECITALS

1. The Servicer, Triumph, the Company and the Originators are parties to the Amended and Restated Purchase and Sale Agreement, dated as of September 29, 2020 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2. Concurrently herewith, the Company, the Servicer, PNC Bank, National Association (“PNC”), as a related committed purchaser (in such capacity, a “Purchaser”), as purchaser agent for PNC’s purchaser group, as an LC Participant, as the LC Bank, and as administrator (in such capacity, the “Administrator”), are entering into that certain Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (the “RPA Amendment”).

3. The Servicer, Triumph, the Company, the Released Originators and the Originators desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:

1.1 Schedule I to the Agreement is hereby replaced in its entirety with Schedule I attached hereto.

1.2 Schedule II to the Agreement is hereby replaced in its entirety with Schedule II attached hereto.

1.3 Schedule III to the Agreement is hereby replaced in its entirety with Schedule III attached hereto.

1.4 Schedule IV to the Agreement is hereby replaced in its entirety with Schedule IV attached hereto.

1.5 Schedule VI to the Agreement is hereby replaced in its entirety with Schedule VI attached hereto.

SECTION 2. Release of Released Originators. The parties hereto hereby agree that upon the effectiveness of this Amendment, each Released Originator shall no longer be a party to the Agreement or any other Transaction Document and shall no longer have any obligations or rights thereunder (other than such obligations which by their express terms survive termination of the Agreement or such other Transaction Document).

SECTION 3. Cancellation of Company Note. The Company Note made by the Company to each Released Originator (each, a “Subject Note”; and collectively, the “Subject Notes”) has been pledged in favor of the Administrator pursuant to the Pledge Agreement, dated as of April 11, 2022 (as may have been amended, restated, supplemented or otherwise modified as of the date hereof, the “Pledge Agreement”) and (b) other than pursuant to the Pledge Agreement, each Released Originator represents and warrants to the other parties that it has not sold, pledged, assigned, or otherwise transferred the applicable Subject Note or any interest therein. Each Released Originator acknowledges and agrees that all the Company’s outstanding obligations (including, without limitation, any payment obligations) under the applicable Subject Note have been finally and fully paid and performed and such Subject Note shall have no further force or effect. Upon the Administrator’s return of each Subject Note to the Released Originators (or at its direction), such Subject Note shall be cancelled.

SECTION 4. Delegation and Assumption of Released Originator’s Obligations. Effective immediately prior to the removal of the Released Originators as parties to the Agreement pursuant to Section 2 above, each Released Originator hereby delegates to Triumph, and Triumph hereby assumes, all of each Released Originator’s duties, obligations and liabilities under the Agreement and each of the other Transaction Documents.

SECTION 5. Representations and Warranties. Each of the Originators, the Released Originators, Triumph, the Servicer and the Company hereby represents and warrants to each other, each Purchaser, each LC Participant, each Purchaser Agent, the LC Bank and the Administrator as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents (including the Agreement, as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate or limited liability company powers, as applicable, and have been duly authorized by all necessary action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their terms.

(c) No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event, Unmatured Termination Event, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall exist.

SECTION 6. Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof provided that neither the Purchase and Sale Termination Date nor a Termination Event, Unmatured Termination Event, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event has occurred and is continuing and subject to the condition precedent that (i) the RPA Amendment shall have become effective and (ii) the Administrator shall have received the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:

(a) counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;

(b) counterparts of the RPA Amendment (whether by facsimile or otherwise) executed by each of the parties thereto; and

(c) such other documents, instruments, reports and opinions as the Administrator may reasonably request.

SECTION 7. Authorization to File Financing Statement Amendments. Upon the effectiveness of this Amendment, the Released Originators and the Company hereby authorize the Administrator to file (at the expense of the Company) UCC-3 amendments in substantially the forms of Exhibit B hereto, terminating the UCC-1 financing statements identified on Exhibit C hereto.

SECTION 8. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Purchase and Sale Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 11. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 12. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TRIUMPH RECEIVABLES, LLC

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Vice President & Treasurer

TRIUMPH GROUP, INC.

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President and Chief Financial Officer

S-1	Second Amendment to A&R PSA (Triumph)

ORIGINATORS:

THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH ACTUATION SYSTEMS – CONNECTICUT, LLC
TRIUMPH ACTUATION SYSTEMS, LLC
TRIUMPH CONTROLS, LLC
TRIUMPH GEAR SYSTEMS – MACOMB, INC.
TRIUMPH AIRBORNE STRUCTURES, LLC
TRIUMPH ACTUATION SYSTEMS – VALENCIA, INC.
TRIUMPH THERMAL SYSTEMS, LLC
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH ACCESSORY SERVICES – GRAND PRAIRIE, INC.
TRIUMPH INSULATION SYSTEMS, LLC
TRIUMPH ENGINE CONTROL SYSTEMS, LLC
TRIUMPH ACTUATION SYSTEMS – YAKIMA, LLC

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Vice President & Treasurer

S-2	Second Amendment to A&R PSA (Triumph)

RELEASED ORIGINATORS:

TRIUMPH THERMAL SYSTEMS – MARYLAND, INC.,

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Vice President & Treasurer

TRIUMPH COMPOSITE SYSTEMS, INC.,

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Vice President & Treasurer

S-3	Second Amendment to A&R PSA (Triumph)

Schedule I

LIST OF ORIGINATORS

The Triumph Group Operations, Inc.

Triumph Actuation Systems – Connecticut, LLC

Triumph Actuation Systems, LLC

Triumph Controls, LLC

Triumph Gear Systems – Macomb, Inc.

Triumph Airborne Structures, LLC

Triumph Actuation Systems – Valencia, Inc.

Triumph Thermal Systems, LLC

Triumph Gear Systems, Inc.

Triumph Accessory Services – Grand Prairie, Inc.

Triumph Insulation Systems, LLC

Triumph Engine Control Systems, LLC

Triumph Actuation Systems – Yakima, LLC

Schedule I-1	Purchase and Sale Agreement

Schedule II

LOCATION OF EACH ORIGINATOR

Originator	Location
Triumph Group, Inc.	555 E. Lancaster Avenue, Suite 400, Radnor, PA 19087

The Triumph Group Operations, Inc.	555 E. Lancaster Avenue, Suite 400, Radnor, PA 19087

Triumph Actuation Systems – Connecticut, LLC	1395 Blue Hills Avenue, Bloomfield, CT 06002

Triumph Actuation Systems, LLC	4520 Hampton Road, Clemmons, NC 27012

Triumph Controls, LLC	205 Church Road, North Wales, PA19454

Triumph Gear Systems – Macomb, Inc.	15375 23 Mile Road, Macomb, MI 48042

Triumph Airborne Structures, LLC	115 Centennial Drive, Hot Springs, AR 71913

Triumph Actuation Systems – Valencia, Inc.	28150 W. Harrison Parkway, Valencia, CA 91355

Triumph Thermal Systems, LLC	200 Railroad Street, Forest, OH 45843

Triumph Gear Systems, Inc.	6125 Silver Creek Drive, Park City, UT 84098

Triumph Accessory Services – Grand Prairie, Inc.	1038 Santerre Drive, Grand Prairie, TX 75050

Triumph Insulation Systems, LLC	2865 South Pullman Street, Santa Ana, CA 92705

Triumph Engine Control Systems, LLC	1 Charter Oak Boulevard, West Hartford, CT 06133

Triumph Actuation Systems – Yakima, LLC	2720 W. Washington Avenue, Yakima, WA 98903

Schedule II-1	Purchase and Sale Agreement

Schedule III

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
The Triumph Group Operations, Inc.

DBA Triumph Accessory Services	411 NW Road, Wellington, KS 67152

DBA Triumph Fabrications – Shelbyville	850 Elston Drive, Shelbyville, IN 46176

DBA Triumph Logistics – Phoenix	4246 East Wood Street, Suite 490, Phoenix, AZ 85040

DBA Triumph Northwest	125 34th Avenue S.W., Albany, OR 97321

Triumph Actuation Systems – Connecticut, LLC	1395 Blue Hills Avenue, Bloomfield, CT 06002

DBA Triumph Aerospace Systems – Seattle	Oakridge Business Park, 17945 NE 65th Street, Suite 200, Redmond, WA 98052

Triumph Actuation Systems, LLC	4520 Hampton Road, Clemmons, NC 27012

Triumph Controls, LLC	205 Church Road, North Wales, PA 19454

Triumph Gear Systems – Macomb, Inc.	15375 23 Mile Road, Macomb, MI 4802

Triumph Airborne Structures, LLC	115 Centennial Drive, Hot Springs, AR 71913

Triumph Actuation Systems—Valencia, Inc.	28150 W. Harrison Parkway, Valencia, CA 91355

Triumph Thermal Systems, LLC	200 Railroad Street, Forest, OH 45843

Triumph Gear Systems, Inc.	6125 Silver Creek Drive, Park City, UT 84093

Triumph Accessory Services – Grand Prairie, Inc.	1038 Santerre Drive, Grand Prairie, TX 75050

Triumph Insulation Systems, LLC	2865 South Pullman Street, Santa Ana, CA 92705

Triumph Engine Control Systems, LLC	1 Charter Oak Boulevard, West Hartford, CT 06133

Triumph Actuation Systems – Yakima, LLC	2720 W. Washington Avenue, Yakima, WA 98903

Schedule III-1	Purchase and Sale Agreement

Schedule IV

TRADE NAMES

Legal Name	Trade Names

Triumph Group, Inc.	Not Applicable

Triumph Receivables, LLC	Not Applicable

The Triumph Group Operations, Inc.	Triumph Fabrication - Shelbyville Triumph Accessory Services Triumph Northwest Triumph San Antonio Support Center

Triumph Actuation Systems – Connecticut, LLC	Triumph Aerospace Systems – Seattle

Triumph Actuation Systems, LLC	Not Applicable

Triumph Controls, LLC	Not Applicable

Triumph Gear Systems – Macomb, Inc.	Not Applicable

Triumph Airborne Structures, LLC	Not Applicable

Triumph Actuation Systems – Valencia, Inc.	Not Applicable

Triumph Thermal Systems, LLC	Not Applicable

Triumph Gear Systems, Inc.	Not Applicable

Triumph Accessory Services – Grand Prairie, Inc.	Not Applicable

Triumph Insulation Systems, LLC	Not Applicable

Triumph Engine Control Systems, LLC	Not Applicable

Triumph Actuation Systems – Yakima, LLC	Not Applicable

Schedule IV-1	Purchase and Sale Agreement

Schedule VI

NOTICE ADDRESS FOR EACH ORIGINATOR

THE TRIUMPH GROUP OPERATIONS, INC.

555 E. Lancaster Avenue

Suite 400

Radnor, PA 19087

Attention:	General Counsel
Telephone:	610-251-1000
Facsimile:	610-251-1555

TRIUMPH ACTUATION SYSTEMS – CONNECTICUT, LLC

1395 Blue Hills Avenue

Bloomfield, CT 06002

Attention:	President
Telephone:	860-242-5568, x101
Facsimile:	860-242-0943

TRIUMPH ACTUATION SYSTEMS, LLC

4520 Hampton Road

Clemmons, NC 27012

Attention:	President
Telephone:	336-766-9036
Facsimile:	336-766-9040

TRIUMPH CONTROLS, LLC

205 Church Road

North Wales, PA 19454

Attention:	President
Telephone:	215-616-9366
Facsimile:	215-699-6573

TRIUMPH GEAR SYSTEMS – MACOMB, INC.

15375 23 Mile Road

Macomb, MI 48042

Attention:	President
Telephone:	586-781-2800
Facsimile:	586-781-0152

Schedule VI-1	Purchase and Sale Agreement

TRIUMPH AIRBORNE STRUCTURES, LLC

115 Centennial Drive

Hot Springs, AR 71913

Attention:	President
Telephone:	501-321-9325
Facsimile:	501-321-2859

TRIUMPH ACTUATION SYSTEMS – VALENCIA, INC.

28150 W. Harrison Parkway

Valencia, CA 91355

Attention:	President
Telephone:	661-295-1015
Facsimile:	661-295-1058

TRIUMPH THERMAL SYSTEMS, LLC

200 Railroad Street

Forest, OH 45843

Attention:	President
Telephone:	419-273-2511
Facsimile:	419-273-3285

TRIUMPH GEAR SYSTEMS, INC.

6125 Silver Creek Drive

Park City, UT 84098

Attention:	President
Telephone: 435-649-1900
Facsimile:	435-649-5023

TRIUMPH ACCESSORY SERVICES – GRAND PRAIRIE, INC.

1038 Santerre Drive

Grand Prairie, TX 75050

Attention:	President
Telephone:	972-641-4677
Facsimile:	972-660-1580

TRIUMPH INSULATION SYSTEMS, LLC

555 E. Lancaster Avenue

Suite 400

Radnor, PA 19087

Attention:	President
Telephone:	(949) 250-4999
Facsimile:	(949) 261-8384

Schedule VI-2	Purchase and Sale Agreement

TRIUMPH ENGINE CONTROL SYSTEMS, LLC

555 E. Lancaster Avenue

Suite 400

Radnor, PA 19087

Attention:	General Counsel
Telephone:	(610) 251-1000
Facsimile:	(610) 251-1556

TRIUMPH ACTUATION SYSTEMS – YAKIMA, LLC

555 E. Lancaster Avenue

Suite 400

Radnor, PA 19087

Attention:	General Counsel
Telephone:	(610) 251-1000
Facsimile:	(610) 251-1556

Schedule VI-3	Purchase and Sale Agreement

Exhibit B

UCC-3 TO BE FILED

Exhibit B-1

Exhibit C

UCC-1s TO BE TERMINATED

Released Originator	Filing Office	Identification Number	Filing Date
Triumph Thermal Systems—Maryland, Inc.	Delaware Secretary of State	2018 4943136	7/18/2018

Exhibit C-1